Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as may be amended from time to time in accordance with the terms hereof, this “Agreement”) is made as of December 31, 2023 (the “Effective Date”), by and among (a) EchoStar Corporation, a Nevada corporation (the “Company”) and (b) Charles W. Ergen, Cantey M. Ergen and the other Persons listed on the signature pages hereto under the heading “Stockholders” (such Persons, together with any of their Affiliates that executes a joinder to this Agreement in accordance with Section 17(g), the “Ergen Stockholders” and together with any Person who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof, the “Stockholders” and each a “Stockholder”).

WHEREAS, the Company, DISH Network Corporation, a Nevada corporation (“DISH”), and EAV Corp., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”), previously entered into that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2023, pursuant to which, among other things, Merger Sub will merge with and into DISH, with DISH continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger, among other things, (a) each share of Class A Common Stock, par value $0.01 per share, of DISH then owned by the Ergen Stockholders will be converted into the right to receive a number of shares of Class A Common Stock equal to 0.350877 (the “Exchange Ratio”), and (b) each share of Class B Common Stock, par value $0.01 per share, of DISH then owned by the Ergen Stockholders will be converted into the right to receive a number of shares of Class B Common Stock equal to the Exchange Ratio ((a) and (b), collectively, the “Merger Consideration”); and

WHEREAS, concurrently with the execution of the Merger Agreement, the Ergen Stockholders, the Company and DISH entered into the Amended and Restated Support Agreement, dated as of October 2, 2023, pursuant to which, among other things, the Company and the Ergen Stockholders agreed to, upon request of the Ergen Stockholders, enter into a registration rights agreement prior to the closing of the Merger providing for the registration of the Ergen Stockholders’ shares of Class A Common Stock and Class B Common Stock received by the Ergen Stockholders as Merger Consideration and/or the registration of shares of Class B Common Stock held by the Ergen Stockholders immediately prior to the closing of the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties hereto hereby agree as follows:

Section 1.               Certain Definitions.

(a)           As used in herein, the following terms have the following meanings.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Company’s good faith judgment, (i) would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

A person is deemed to be an “Affiliate” of another Person if, as of the relevant time of determination, such Person directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such other Person, and in the case of a natural person, the term “Affiliate” shall include, without limitation, such person’s spouse, parents, children and siblings (in each case, whether by blood, marriage or adoption), a trust for the benefit of any of the foregoing and a limited liability company, corporation, partnership or other entity that is controlled by any of the foregoing; provided, that the Company and its subsidiaries shall be deemed not to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities, by contract or otherwise.

“Affiliate Transferee” means, with respect to a Holder, such Holder’s Affiliates that have executed a joinder providing that such Affiliate shall be bound and shall fully comply with the terms of this Agreement.

A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “Beneficial Owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Effective Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which the Commission or banking institutions in New York, New York or Denver, Colorado are authorized or required by Law to be closed and shall consist of the period from 12:01 a.m. through 12:00 midnight at such location.

“Class A Common Stock” means the Company’s Class A common stock, par value $0.001 per share, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of common stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise (including any Class A common stock issuable upon conversion of Class B Common Stock).

“Class B Common Stock” means the Company’s Class B common stock, par value $0.001 per share, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of common stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act.

“Company Shares” means the shares of Class A Common Stock and Class B Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, and any successor regulator performing comparable functions.

“Governmental Entity” means any foreign or United States federal, provincial, state, regional or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, commission, political subdivision or other governmental entity or instrumentality, or any arbitral authority.

“Holder” means each Stockholder who then holds Registrable Securities under this Agreement.

“Judgments” means any judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Entity.

“Law” means all laws (including common law), statutes, ordinances, rules, regulations, orders, decrees or legally binding guidance of any Governmental Entity, or Judgments.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

“Nasdaq” means the Nasdaq Global Select Market.

“Participating Stockholder” means, with respect to any registration, any Holder covered by the applicable Registration Statement.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Qualified Stockholder” means any Ergen Stockholder, so long as the Ergen Stockholders collectively beneficially own at least 5 % of the Company Shares.

“Registrable Securities” means, at any time, (i) shares of Class A Common Stock that are then outstanding and beneficially owned by any of the Holders and that were issued as Merger Consideration or that were held immediately prior to the closing of the Merger, (ii) shares of Class A Common Stock that are then outstanding and beneficially owned by any of the Holders and that were issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Securities, (iii) shares of Class A Common Stock that are then issuable upon conversion or exercise of the Class B Common Stock or other securities which were issued as a dividend or other distribution with respect to or in replacement of other Registrable Securities, and (iv) shares of Class B Common Stock that are then outstanding and beneficially owned by any of the Holders and that were issued as Merger Consideration or that were held immediately prior to the closing of the Merger; provided, however, that the Registrable Securities shall not include any shares that have been sold or otherwise disposed of pursuant to an effective Registration Statement under the Securities Act, which have been sold pursuant to Rule 144 promulgated under the Securities Act, or any shares as to which such Holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including, without limitation, all registration, filing, securities exchange listing, qualification and other fees and expenses of complying with securities or “blue sky” laws, fees of FINRA, fees of transfer agents and registrars, printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including expenses of any special audits or “comfort letters” required by or incident to such performance and compliance, the reasonable fees and expenses of one (1) counsel for all Holders participating in the offering, selected by the Holders holding the majority of the Registrable Securities to be sold for the account of all Holders in the offering, all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration or sale, all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and all expenses relating to analyst or investor presentations or any “road shows” in connection with any Underwritten Offering, provided, that the Company shall not be responsible for any plane chartering fees. Except as set forth above, Registration Expenses shall not include any out-of-pocket expenses of any Holders (or the agents who manage their accounts) or any Selling Expenses.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder of Registrable Securities, except for the reasonable fees and disbursements of one (1) counsel for the Holders of Registrable Securities set forth in the definition of Registration Expenses.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3, in each case for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which fifty percent (50%) or more of the voting power of the equity interests is Beneficially Owned, directly or indirectly, by such Person.

“Underwritten Offering” means a registration in which Company Shares are sold to an underwriter or underwriters on a firm commitment basis.

(b)           Other Definitions. In addition to the defined terms set forth in Section 1(a), as used in this Agreement, each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below.

Term	Section
Company	Preamble
Damages	7(a)
Demand Notice	2(a)(i)
Demand Period	2(e)
Demand Registration	2(a)(i)
Demand Suspension	2(h)
DISH	Recitals
Effective Date	Preamble
Ergen Stockholders	Preamble
Exchange Ratio	Recitals
Indemnified Party	9
Indemnifying Party	9
Inspectors	6(k)
Long-Form Registration	2(a)(i)
Maximum Offering Size	2(g)
Merger	Recitals
Merger Agreement	Recitals
Merger Consideration	Recitals
Merger Sub	Recitals
Piggyback Registration	4(a)
Records	6(k)
Requesting Stockholder	2(a)(i)
Shelf Notice	3(c)
Shelf Offering Request	3(a)
Shelf Period	3(b)
Shelf Registration	3(a)
Shelf Suspension	3(d)
Short-Form Registration	2(a)(i)
Stockholder	Preamble
Underwritten Shelf Takedown	3(e)(i)
Underwritten Shelf Takedown Notice	3(e)(i)
Underwritten Shelf Takedown Request	3(e)(i)

Section 2.               Demand Registration.

(a)            Demand by Holders.

(i)           If, at any time the Company does not otherwise have an effective registration statement covering offerings of a Holder’s Registrable Securities to be made on a continuous basis pursuant to Rule 415 on file with the Commission, and the Company shall have received a written request, subject to Section 16, from any Qualified Stockholder (the “Requesting Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities (x) on Form S-l or any similar long-form Registration Statement (a “Long-Form Registration”) or (y) on Form S-3 or any similar short-form Registration Statement, which shall include a prospectus supplement to an existing Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short-form Registration Statement (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”), and specifying the kind and aggregate amount of Registrable Securities such Requesting Stockholder wishes to register and the intended method of disposition thereof, then the Company shall, in no event later than ten (10) Business Days following receipt of such written request, give notice of such request (a “Demand Notice”) to the other Holders, specifying the kind and aggregate amount of Registrable Securities for which the Requesting Stockholder has requested registration under this Section 2(a). During the ten (10) Business Days after receipt of a Demand Notice, all Holders (other than the Requesting Stockholder) may provide a written request to the Company, specifying the aggregate amount of Registrable Securities held by such Holders that such Holders wish to register as part of such Demand Registration. Notwithstanding anything to the contrary in this Section 2(a)(i), if, on the date of any request by a Qualified Stockholder, the Company qualifies as a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and is eligible to file an automatic Shelf Registration Statement on Form S-3 pursuant to Section 3, the provisions of this Section 2 shall not apply, and the provisions of Section 3 shall apply instead.

(ii)           The Company shall file such Registration Statement with the Commission within ninety (90) days of receipt of the Demand Notice, in the case of a Long-Form Registration, and thirty (30) days of receipt of the Demand Notice, in the case of a Short-Form Registration, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act and the “blue sky” Laws of such jurisdictions as any Participating Stockholder or any underwriter, if any, reasonably requests, as expeditiously as possible, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered.

(iii)          Notwithstanding anything to the contrary in this Section 2(a), (A) the Company shall not be obligated to effect more than two (2) Long-Form Registrations over any three (3) year period at the request of the Qualified Stockholders, (B) from and after the time the Company becomes eligible for a Short-Form Registration, the Qualified Stockholders shall be entitled to effect three (3) Short-Form Registrations per calendar year in the aggregate in addition to the Long-Form Registrations to which they are entitled (which Long-Form Registrations, at the election of the Requesting Stockholder or the Company, may be effected as Short-Form Registrations, in which case they will count as Long-Form Registrations for purposes of the preceding clause (A)) and (C) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration (after giving effect to any withdrawals pursuant to Section 2(b)) equals or exceeds one hundred million U.S. dollars ($100,000,000) if pursuant to a Long-Form Registration, or fifty million U.S. dollars ($50,000,000) if pursuant to a Short-Form Registration.

(b)           Demand Withdrawal. Unless otherwise agreed and subject to Section 2(g), a Participating Stockholder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement upon written notification to the Company and, in the case of an in the case of an Underwritten Offering, the underwriter or underwriters of its intent to withdraw from such Demand Registration. Upon receipt of a notice from all of the Participating Stockholders with respect to all of the Registrable Securities included by such Participating Stockholders in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement, and such registration shall nonetheless be deemed a Demand Registration for purposes of Section 2(a)(iii) unless (i) the withdrawing Participating Stockholders shall have paid or reimbursed the Company for their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the registration of the withdrawing Participating Stockholders’ withdrawn Registrable Securities (based on the number of Registrable Securities such withdrawing Participating Stockholders sought to register, as compared to the total number of Registrable Securities included on such Registration Statement), (ii) the withdrawal is made following the occurrence of a Material Adverse Change, because the registration would require the Company to make an Adverse Disclosure or because the Company otherwise requests withdrawal or (iii) the withdrawal arose out of a breach by the Company of this Agreement; provided, that in the case of clauses (ii) and (iii), the Company shall be obligated to pay all Registration Expenses in connection with such revoked request.

(c)           Registration Expenses. The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, subject to reimbursement pursuant to Section 2(b)(i), if applicable.

(d)           Effective Registration. A Demand Registration shall be deemed to have occurred if the Registration Statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least one hundred and eighty (180) calendar days (or such shorter period in which all Registrable Securities of the Participating Stockholders included in such registration have actually been sold thereunder or withdrawn) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided, that a Demand Registration shall not be deemed to have occurred if the Maximum Offering Size (as defined below) is reduced in accordance with Section 2(f) such that less than fifty percent (50%) of the Registrable Securities that the Requesting Stockholder sought to be included in such registration are included.

(e)            Underwritten Offerings. If the Requesting Stockholder so requests at the time of its request pursuant to Section 2(a)(i), an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.

(f)            Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering advise the Company that, in its or their view, the number of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without being likely to have a material and adverse effect on the price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below up to the Maximum Offering Size:

(i)            if the Requesting Stockholder is an Ergen Stockholder, (A) first, all Registrable Securities requested to be included in such registration by such Ergen Stockholder, (B) second, and only if all the securities referred to in clause (A) have been included, all Registrable Securities requested to be registered by the other Participating Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Participating Stockholders on the basis of the relative number of Registrable Securities owned by the Participating Stockholders; provided, that any securities thereby allocated to a Participating Stockholder that exceed such Participating Stockholder’s request shall be reallocated among the remaining Participating Stockholders in like manner), and (C) thereafter, and only if all the securities referred to in clause (A) and (B) have been included, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine; and

(ii)           if the Requesting Stockholder is not an Ergen Stockholder, (A) first, all Registrable Securities requested to be registered by the Participating Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Participating Stockholders on the basis of the relative number of Registrable Securities owned by the Participating Stockholders; provided, that any securities thereby allocated to a Participating Stockholder that exceed such Participating Stockholder’s request shall be reallocated among the remaining Participating Stockholders in like manner), and (B) thereafter, and only if all the securities referred to in clause (A) have been included, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(g)           Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to (A) make an Adverse Disclosure or (B) prepare or obtain financial statements or pro forma financial information related to a material corporate transaction that are required to be included or incorporated by reference in any Registration Statement filed with the Commission by Regulation S-X that are then unavailable, the Company may, upon giving written notice of such action to the Participating Stockholders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Demand Suspension”); provided, that (x) the Company shall not be permitted to exercise a Demand Suspension (i) more than two (2) times during any twelve (12) month period or (ii) for more than one hundred (100) days in aggregate during any twelve (12) month period and (y) such Demand Suspension shall terminate at such time as (A) the Company would no longer be required to make any Adverse Disclosure or (B) the required financial statements or pro forma financial information are then available; and provided, further, that in the event of a Demand Suspension, if a Participating Stockholder has not sold any Company Shares under such Registration Statement, it shall be entitled to withdraw Registrable Securities from such Demand Registration and, if all Participating Stockholders so withdraw, such Demand Registration shall not be counted for purposes of the limit on Demand Registrations requested by such Participating Stockholders in Section 2(a). In the case of a Demand Suspension, the Participating Stockholders agree to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall as promptly as practicable notify the Participating Stockholders upon the termination of any Demand Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Participating Stockholders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Participating Stockholders may reasonably request.

Section 3.               Shelf Registration.

(a)           Filing. If (i) at any time the Company shall have received a request, subject to Section 16, by a Qualified Stockholder (a “Shelf Offering Request”), for the filing of a Shelf Registration Statement pursuant to this Section 3, and at such time the Company is eligible to file a registration statement on Form S-3, or (ii) a Qualified Stockholder has made a request pursuant to Section 2(a)(i) and the provisions of this Section 3 shall apply pursuant to the last sentence of Section 2(a)(i) (any such registration effected pursuant to clauses (i) and (ii), a “Shelf Registration”), the Company shall, within thirty (30) days of such Shelf Offering Request, file with the Commission a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Participating Stockholders from time to time in accordance with the methods of distribution elected by such Participating Stockholders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act (or if the Company qualifies to do so, it shall file an automatic Shelf Registration Statement in response to any such request). If, on the date of any such request or on any date thereafter until the related Shelf Registration Statement is filed, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 3 shall not apply, and the provisions of Section 2 shall apply instead.

(b)           Continued Effectiveness. Subject to Sections 3(a) and 3(d), the Company shall use its commercially reasonable efforts to (i) cause the Shelf Registration Statement to include a resale prospectus intended to permit each Holder to sell, at such Holder’s election, all of part of the applicable Registrable Securities held by such Holder without restriction under the Securities Act, (ii) prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities and (iii) cause the resale prospectus to be supplemented by any prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act (such period of effectiveness, the “Shelf Period”).

(c)           Shelf Notice. As promptly as practicable upon receipt of any request to file a Shelf Registration Statement pursuant to Section 3(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of any such request to all other Holders (the “Shelf Notice”). During the five (5) Business Days after receipt of the Shelf Notice, all Holders (other than the Requesting Holder) may provide a written request to the Company, specifiying the aggregate amount of Registrable Securities held by such Holders that such Holders wish to register as part of such Shelf Registration.

(d)           Suspension of Registration. If the filing, initial effectiveness or continued use of such Shelf Registration Statement at any time would require the Company to (A) make an Adverse Disclosure or (B) prepare or obtain financial statements or pro forma financial information related to a material corporate transaction that are required to be included or incorporated by reference in any Registration Statement filed with the Commission by Regulation S-X that are then unavailable, the Company may, upon giving written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement (a “Shelf Suspension”); provided, that (x) the Company shall not be permitted to exercise a Shelf Suspension (i) more than two (2) times during any twelve (12) month period, or (ii) for more than one hundred (100) days in aggregate during any twelve (12) month period and (y) such Shelf Suspension shall terminate at such time as (A) the Company would no longer be required to make any Adverse Disclosure or (B) the required financial statements or pro forma financial information are then available. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall as promptly as practicable notify the Holders upon the termination of any Shelf Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holders may reasonably request.

(e)           Underwritten Shelf Takedown.

(i)            For any offering of Registrable Securities pursuant to the Shelf Registration Statement for which the value of Registrable Securities proposed to be offered is at least fifty million U.S. dollars ($50,000,000), if any Participating Stockholder that is a Qualified Stockholder so elects, such offering shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. Subject to the immediately preceding sentence and Section 16, if at any time during which the Shelf Registration Statement is in effect a Participating Stockholder elects to offer Registrable Securities pursuant to the Shelf Registration Statement in the form of an Underwritten Offering, then such Participating Stockholder shall give written notice (which notice may be given by email pursuant to Section 17(d)) to the Company of such intention at least ten (10) Business Days prior to the date on which such Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Participating Stockholder is requesting registration under this Section 3(e) and the other material terms of such Underwritten Offering to the extent known (such request, an “Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Underwritten Shelf Takedown”), and the Company shall, in no later than three (3) Business Days following the receipt of such Underwritten Shelf Takedown Request, give written notice of such Underwritten Shelf Takedown Request (such notice, an “Underwritten Shelf Takedown Notice”) to the other Holders and such Underwritten Shelf Takedown Notice shall offer the other Holders the opportunity to offer as part of such Underwritten Shelf Takedown such number of Registrable Securities as each such other Holder may request in writing within two (2) Business Days after the receipt by such other Holders of any such notice (which request may be made by email to the Company pursuant to Section 17(d)). Subject to Section 3(e)(ii) and Section 3(e)(iii), the Company and the Participating Stockholders making the Underwritten Shelf Takedown Request shall cause the underwriter(s) to include as part of the Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the other Holders, all to the extent necessary to permit the disposition of the Registrable Securities to be so sold; provided, that all such other Holders requesting to participate in the Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters selected on the same terms and conditions as apply to the Participating Stockholders requesting the Underwritten Shelf Takedown.

(ii)           If the managing underwriter of an Underwritten Shelf Takedown advises the Company or the Participating Stockholders requesting the Underwritten Shelf Takedown that, in its view, the number of shares of Registrable Securities that the Participating Stockholders and such other Holders intend to include in such registration exceeds the Maximum Offering Size, the Company and the Participating Stockholder(s) making the Underwritten Shelf Takedown Request shall cause the underwriters to include in such Underwritten Shelf Takedown, in the following priority up to the Maximum Offering Size:

A.	if the Participating Stockholder requesting the Underwritten Shelf Takedown is an Ergen Stockholder, (x) first all Registrable Securities requested to be included in such registration by such Ergen Stockholder, (y) second, and only if all of the securities referred to in clause (x) have been included, all Registrable Securities requested to be included in such registration by any other Holders pursuant to Section 3(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities owned by such Holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner), and (z) thereafter, and only if all of the securities referred to in clause (x) and (y) have been included, any securities proposed to be registered by the Company or for the account of any other Persons with such priorities among them as the Company shall determine; and

B.	if the Participating Stockholder requesting the Underwritten Shelf Takedown is not an Ergen Stockholder, (x) first, all Registrable Securities requested to be included in such registration by any Holders pursuant to Section 3(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities owned by such Holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner), and (y) thereafter, and only if all of the securities referred to in clause (x) have been included, any securities proposed to be registered by the Company or for the account of any other Persons with such priorities among them as the Company shall determine.

(iii)           Each holder shall be permitted to withdraw all or part of its Registrable Securities from an Underwritten Shelf Takedown at any time until the Business Day preceding the date on which the Underwritten Shelf Takedown is anticipated to launch.

(f)            Payment of Expenses for Shelf Registrations. The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.

Section 4.               Piggyback Registration.

(a)           Piggyback Right of Holders. If, at any time after the date hereof, the Company proposes to register any common equity securities of the Company under the Securities Act (other than a registration (i) under any provision of this Agreement, (ii) in connection with the Merger or as contemplated by the Merger Agreement, (iii) on Form S-8 (or any other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement) or Form S-4, or any successor forms, (iv) in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders, (v) in connection with any dividend reinvestment or similar plan, (vi) for an offering of securities that are convertible into common equity securities of the Company or (vii) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction), for sale for its own account, the Company will give prompt notice at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such registration to each Holder, which notice will set forth such Holder’s rights under this Section 4 and will offer such Holder the opportunity to include in such registration statement the number of beneficially owned Registrable Securities as each such Holder may request (a “Piggyback Registration”), subject to the provisions of Section 4(e). Upon the request of any such Holder made within fifteen (15) days after the receipt of notice from the Company (which request will specify the number of Registrable Securities intended to be registered by such Holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Holders; provided, that (i) if such registration involves an Underwritten Offering, all such Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company or the requesting holders, as applicable, and (ii) if, at any time after giving notice of its intention to register any equity securities of the Company pursuant to this Section 4(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register such securities, the Company will give notice to all such Holders and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration.

(b)           Piggyback Withdrawal. Any Holder requesting to be included in a Piggyback Registration may withdraw its request for inclusion by giving written notice to the Company, (a) at least three (3) Business Days prior to the anticipated effective date of the Registration Statement filed in connection with such Piggyback Registration if the Registration Statement requires acceleration of effectiveness or (b) in all other cases, one Business Day prior to the anticipated date of the filing by the Company under Rule 424 of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering; provided, however, that the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Registration.

(c)           Registration Expenses. The Company will pay all Registration Expenses in connection with each Piggyback Registration.

(d)           Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e)           Priority of Securities Relating to a Piggyback Registration. If a Piggyback Registration involves an Underwritten Offering and the managing underwriter advises the Company that, in its view, the number of shares that the Company and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

(i)            first, so much of the Company Shares proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

(ii)           second, all Registrable Securities requested to be included in such registration by any Holders pursuant to Section 4 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities then beneficially owned by each such Holder), and

(iii)          third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company will determine.

Section 5.               Lock up Agreements.

To the extent requested by the managing underwriter in connection with an Underwritten Offering, each Holder agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of any of the Company’s securities containing terms reasonably acceptable to such managing underwriter; provided, that the Company shall cause all directors and executive officers of the Company to enter into agreements similar to those contained in this Section 5(a) (without regard to this proviso), subject to exceptions for gifts, sales pursuant to pre-existing 10b5-1 plans and other customary exclusions agreed to by such managing underwriter; provided further, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

Section 6.               Other Registration Rights.

From and after the Effective Date, the Company shall not grant to any Person the right, other than as set forth herein, and except to employees of the Company with respect to registrations on Form S-8 or as contemplated by the Merger Agreement, to request that the Company register any Company Shares except such rights as are not inconsistent with the rights granted to the Holders and that do not violate the rights or adversely affect the priorities of the Holders set forth herein.

Section 7.               Registration Procedures.

In connection with any registration pursuant to Section 2 or Section 3, subject to the provisions of such Sections:

(a)           Prior to filing a Registration Statement or prospectus covering Registrable Securities or any amendment or supplement thereto, the Company shall furnish to each Participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to such Participating Stockholder and underwriter, if any, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Participating Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Stockholder.

(b)           In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           The Company shall promptly notify each Holder of such Registrable Securities and the underwriter(s) and, if requested by such Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d)           The Company shall furnish counsel for each underwriter, if any, and for the Holders of such Registrable Securities with copies of any written comments from the Commission or any state securities authority or any written request by the Commission or any state securities authority for amendments or supplements to a Registration Statement or prospectus relating to Registrable Securities or for additional information generally related to any registration of such Registrable Securities (and, for this purpose, the term Registration Statement shall not include any report not relating to any offer of Registrable Securities filed pursuant to the Company’s reporting obligations under the Exchange Act).

(e)           After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Participating Stockholders set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Participating Stockholder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission or any state securities commission and use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

(f)            The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as any Participating Stockholder holding such Registrable Securities reasonably (in light of such Participating Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Stockholder to consummate the disposition of the Registrable Securities owned by such Participating Stockholder, provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g)           The Company shall use commercially reasonable efforts to list such Registrable Securities on the principal securities exchange or quotation system on which the Company’s Class A Common Stock is then listed or quoted and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h)           The Company shall use commercially reasonable efforts to cooperate with each Holder and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Holder or the underwriter or managing underwriter, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i)            The Company shall promptly notify each Participating Stockholder holding such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and as promptly as practicable prepare and make available to each such Participating Stockholder and file with the Commission any such supplement or amendment subject to any suspension rights contained herein.

(j)            (1) The requesting Holder shall have the right to select one co-managing underwriter in connection with any underwritten Public Offering resulting from the exercise of a Demand Registration or Underwritten Shelf Takedown, which co-managing underwriter shall be reasonably acceptable to the Company, and the Company shall have the right to select the other co-managing underwriter in connection with any such underwritten Public Offerings; provided, that if there is only one managing underwriter with respect to any such underwritten Public Offering, such managing underwriter shall be selected by the mutual agreement of the requesting Holder and the Company, and (2) the Company shall have the right to select the underwriter or underwriters in connection with any other underwritten Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(k)           The Company shall make available during regular business hours for inspection by any Participating Stockholder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by any such Participating Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls). Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) such disclosure is to such Inspector’s auditors, financial advisors and other professional advisors who agree to hold such Records confidential substantially in accordance with the confidentiality agreement between such Inspector and the Company or (ii) the release of such Records is required pursuant to applicable Law or regulation or judicial process. Each Participating Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Shares unless and until such information is made generally available to the public. Each Participating Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(l)            In connection with any Underwritten Offering, the Company shall use commercially reasonable efforts to furnish to the managing underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, in similar offerings.

(m)           The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(n)           The Company may require each such Participating Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include a Participating Stockholder on any Registration Statement if such information is not promptly provided.

(o)           The Company shall have appropriate officers of the Company (i) make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 8.               Indemnification by the Company.

The Company agrees to indemnify and hold harmless each participating Holder holding Registrable Securities covered by a Registration Statement, each such holder’s Affiliates, and their respective officers, directors, and agents, and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by such participating Holder expressly for use therein.

Section 9.               Indemnification by Participating Holders.

Each participating Holder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 8(a)(i) and Section 8(a)(ii) to such participating Holder, but only with respect to information furnished in writing by such participating Holder or on such participating Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus.” No participating Holder shall be liable under this Section 9 for any Damages in excess of the net proceeds realized by such participating Holder in the sale of Registrable Securities of such participating Holder to which such Damages relate.

Section 10.             Conduct of Indemnification Proceedings.

If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8 or Section 9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (in addition to any local counsel) and that all such fees and expenses shall be reimbursed by the Indemnifying Party as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 11.             Survival.

Section 8, Section 9, Section 10 and Section 11 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of Registrable Securities covered by a Registration Statement by a Holder.

Section 12.             Contribution.

(a)           If the indemnification provided for herein is unavailable to the Indemnified Parties or is insufficient to hold it harmless in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company, on the one hand, and the participating Holders holding Registrable Securities covered by a Registration Statement, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such participating Holders, on the other hand, in connection with such statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each participating Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)           The Company and the participating Holders agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no participating Holder shall be required to contribute any amount for Damages in excess of the net proceeds realized by participating Holder in the sale of Registrable Securities of participating Holder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each participating Holder’s obligation to contribute pursuant to this Section 12 is several in the proportion that the net proceeds of the offering received by participating Holder bears to the total net proceeds of the offering received by all such participating Holders and not joint.

Section 13.             Participation in Public Offering.

(a)           No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided, that no Holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such Holder has requested the Company include in any Registration Statement), (ii) agrees to enter into and execute an underwriting agreement in customary form, (iii) completes and executes all questionnaires, powers of attorney, indemnities, and other documents customarily and reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights and (iv) otherwise agrees to cooperate with the Company and any underwriters in connection with the registration.

(b)           Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7 (i) above, such Person shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 7(i), and, if so directed by the Company, such Person shall deliver to the Company all copies, other than any permanent file copies then in such Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 13(b) to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(i).

Section 14.             Compliance with Rule 144.

At the request of any Holder who proposes to sell Registrable Securities in compliance with Rule 144, the Company shall (i) cooperate, to the extent commercially reasonable, with such Holder, (ii) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time, and (iii) use commercially reasonable efforts to make available to the public and such Holders such information to enable the Holders of Registrable Securities to make sales pursuant to Rule 144(c).

Section 15.             Selling Expenses.

All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such Holder.

Section 16.             Prohibition on Requests: Holders’ Obligations.

(a)           No Holder shall, without the Company’s consent, be entitled to deliver a request for a Demand Registration or a Shelf Offering Request or Underwritten Shelf Takedown Request if less than ninety (90) calendar days have elapsed since (A) the effective date of a prior Registration Statement in connection with a Demand Registration or Shelf Registration, (B) the date of withdrawal by the Participating Stockholders of a Demand Registration or Underwritten Shelf Takedown or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with an opportunity to participate in the prior offering and either (i) has refused or not promptly accepted such opportunity or (ii) has not been cut back to less than fifty percent (50%) of the Registrable Securities requested to be included by such Holder; provided, further, that the Company shall not be required to comply with any request that would conflict with any lock-up agreement entered into pursuant to Section 5(a).

(b)           No Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to this Agreement, if such Holder has failed to timely furnish such information that is reasonably required to be furnished or confirmed in order that the Registration Statement or prospectus or prospectus supplement, as applicable, comply with the Securities Act.

Section 17.             Miscellaneous.

(a)           Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

(b)           Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

(c)            Further Actions, Cooperation. Each of the Stockholders and the Company agrees to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement.

(d)           Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

If to an Ergen Stockholder, to:

Robert J. Hooke
5856 S. Lowell Blvd., #32-201
Littleton, CO 80123
Email: rob.hooke@summitcapitalllc.com

If to the Company, to:

EchoStar Corporation
100 Inverness Terrace East
Englewood, CO 80112
Email legalnotices@echostar.com

(with a copy to dean.manson@echostar.com)
Attn: Chief Legal Officer

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Email: daniel.dufner@whitecase.com
michael.deyong@whitecase.com
michelle.rutta@whitecase.com
Attn: Daniel G. Dufner Jr.
Michael A. Deyong
Michelle Rutta

If to a Stockholder that is not an Ergen Stockholder, then to the address set forth in the joinder executed and delivered by such Stockholder pursuant to Section 17(g).

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties hereto at the above addresses or sent by email, with confirmation received, to the email addresses specified above (or at such other email address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

(e)           Applicable Law.

(i) This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Nevada applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of the Eighth Judicial District Court of Clark County, Nevada (or, if that court does not have jurisdiction, any other state district court located in the State of Nevada and, if no state district court in the State of Nevada has jurisdiction, a federal court sitting in Nevada) in any such suit, action or proceeding arising out of or relating to this Agreement. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(ii)   EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION OR OTHER LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f)            Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.

(g)           Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Except as otherwise provided herein, no Stockholder may assign any of its rights or delegate any of its responsibilities hereunder to any other Person without the prior written consent of each other party hereto and, provided further, that such Person has executed a joinder providing that such Person shall be bound and shall fully comply with the terms of this Agreement; provided, however, that each of the Ergen Stockholders may assign any of its rights or delegate any of its responsibilities hereunder to an Affiliate that has executed a joinder providing that such Affiliate shall be bound and shall fully comply with the terms of this Agreement without such prior written consent.

(h)           Amendments and Waivers. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed amendment or waiver. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of such right.

(i)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

(j)            Remedies. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each party hereto shall be entitled to, in addition to all other rights and remedies granted by law or in equity, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.

(k)           Termination. The obligations of the parties to this Agreement shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 2(c), 3(f), 4(c), 8, 9, 10, 11, 12 and 15 which shall survive such termination.

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ECHOSTAR CORPORATION

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Chief Legal Officer and Secretary

STOCKHOLDERS:

CHARLES W. ERGEN

/s/ Charles W. Ergen

CANTEY M. ERGEN

/s/ Cantey M. Ergen

ERGEN TWO-YEAR MAY 2023 DISH GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR JUNE 2023 DISH GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR MARCH 2022 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR JUNE 2022 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR DECEMBER 2022 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

ERGEN TWO-YEAR JUNE 2023 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

TELLURAY HOLDINGS, LLC

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Manager

ERGEN TWO-YEAR DECEMBER 2023 SATS GRAT

By:	/s/ Cantey M. Ergen
Cantey M. Ergen, Trustee

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